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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported): May 1, 1999



                           FIRST FINANCIAL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


         Tennessee                        33-42622              62-1474162
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 (State or Other Jurisdiction            (Commission          (IRS Employer
 of Incorporation)                       File Number)       Identification No.)

     1691 North Mt. Juliet Road, Mt. Juliet, Tennessee              37122
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          (Address of Principal Executive Offices)                (Zip Code)

                                 (615) 754-2265
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                          Registrant's Telephone Number
                               Including Area Code

                                       N/A
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report


         The Exhibit Index is on Page -5-.


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ITEM 1.  CHANGES OF CONTROL OF REGISTRANT

         On May 1, 1999, the Registrant's Board of Directors approved one certain Agreement and Plan of Merger ("Agreement") pursuant to which the Registrant will merge with and into National Commerce Bancorporation ("NCBC"), with NCBC to be the surviving corporation (the "Merger"). The directors and officers of the Registrant are not expected to serve as directors or officers of NCBC after the merger but the directors of the Registrant's principal subsidiary, First Bank & Trust, are expected to continue as directors of First Bank & Trust for an unspecified period of time. Under the terms of the Agreement, each outstanding share of the Registrant's common stock, other rhan Dissenting Shares (as defined in the Agreement) will be converted into the right to receive that number of shares of NCBC common stock equal to:

         (1)  The quotient of (a) the Net Purchase Price (as defined below) and
              (b) divided by the NCBC Market Price Per Share (as defined below).

              divided by

         (2) The sum of the number of shares of the Registrant's common stock outstanding at and as of the Effective Time and the number of shares of the Registrant's common stock issuable pursuant to options to purchase the Registrant's common stock to the extent that such option are outstanding at and a of the Effective Time (the "Exchange Ratio").

"Net Purchase Price" means $74,250,000, which is the Gross Purchase Price of $75,000,000 less the Registrant's investment banker's fee of $750,000. "Market Price Per Share" means $24.25, (as reported in the Wall Street Journal) on April 12, 1999. Based on the exchange Ratio calculation, the exchange ratio is expected to be 2.8502 shares of NCBC common stock for each share of the Registrant's common stock.

         Under the terms of the Agreement, if as of the closing date of the Merger, the consolidated shareholder's equity of the Registrant, exclusive of any securities gains or losses in accordance with FAS 115, is less than $18,885,000, which was the consolidated shareholders' equity as of December 31, 1998, NCBC may terminate the Agreement. If the Registrant effects any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of the Agreement but prior to the effective time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of NCBC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Each of the shares of the Registrant's common stock held by the Registrant or any of its subsidiaries or by NCBC or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the effective time of the Merger and no exchange or payment will be made with respect to such shares.



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         Each share of the Registrant's common stock held of record by a
Dissenting Shareholder (as defined in the Agreement) of the Registrant shall be converted into the right to receive payment from NCBC with respect thereto in accordance with the provisions of the Tennessee Code.

         The Agreement is subject to the approval of the Registrant's shareholders, to certain bank regulatory approvals and to other customary conditions. The Agreement is expected to be consummated in late 1999, but no assurance is given of final consummation.

         Pursuant to the Agreement, and as set forth in a separate Stock Option Agreement, the Registrant has granted NCBC an option to purchase, under certain circumstances as specified in the Agreement, the number of authorized but unissued shares of the Registrant's common stock such that immediately following such purchase NCBC would own 19.5% of the then issued and outstanding shares of the Registrant's common stock, subject to certain adjustments and giving effect to the exercise by NCBC of its option.

         A copy of the Agreement is filed as Exhibit 2.1 hereto and a copy of the Stock Option Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to such exhibits.

ITEM 5.  OTHER EVENTS

         On May 3, 1999 the Registrant issued a press release, a copy of which is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          2.1 Agreement and Plan of Merger by and between National Commerce Bancorporation and First Financial Corporation

          4.1 Stock Option Agreement by and between National Commerce Bancorporation and First Financial Corporation (Incorporated by reference to Exhibit 7.8(b) of the Agreement and Plan of Merger included herewith as Exhibit 2.1)

         99.1   Press Release issued May 3, 1999 by First Financial Corporation



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                      FIRST FINANCIAL CORPORATION



Date:  May 12, 1999                   By:   /s/ David Major
                                            ---------------------------------
                                                Name: David Major
                                                Title: Chairman


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                                  EXHIBIT INDEX




EXHIBIT                       DESCRIPTION

 2.1                          Agreement and Plan of Merger by and
                              between National Commerce Bancorporation and First Financial Corporation

 4.1 Stock Option Agreement by and between National Commerce Bancorporation and First Financial Corporation

99.1                          First Financial Corporation Press Release
                              (May 3, 1999)